Comparison of change in value of $10,000 investment in Dreyfus Small Cap Stock Index Fund and the
Standard & Poor's Small Cap 600 Index


EXHIBIT A:


               DREYFUS
                SMALL     STANDARD
                 CAP      & POOR'S
                STOCK       SMALL
    PERIOD      INDEX     CAP 600
                 FUND      INDEX*

   6/30/97     10,000      10,000
   10/31/97    11,120      11,116
   10/31/98     9,855       9,887
   10/31/99    11,024      11,078
   10/31/00    13,740      13,875

* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus S&P 500 Index Fund and the
Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                          STANDARD
                         & POOR'S 500
               DREYFUS    COMPOSITE
               S&P 500      STOCK
   PERIOD       INDEX       PRICE
                 FUND      INDEX *

   1/2/90      10,000      10,000
  10/31/90      8,688       8,855
  10/31/91     11,542      11,814
  10/31/92     12,684      12,990
  10/31/93     14,521      14,927
  10/31/94     14,976      15,502
  10/31/95     18,823      19,596
  10/31/96     23,229      24,315
  10/31/97     30,538      32,120
  10/31/98     37,054      39,191
  10/31/99     46,320      49,248
  10/31/00     48,868      52,241

* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus International Stock Index Fund and the Morgan Stanley Capital International Europe, Australasia,
Far East (EAFE(R)) Free Index

EXHIBIT A:

                                      MORGAN
                                     STANLEY
                                      CAPITAL
                                   INTERNATIONAL
                                      EUROPE,
                  DREYFUS           AUSTRALASIA,
              INTERNATIONAL          FAR EAST
   PERIOD      STOCK INDEX          (EAFE(R)) FREE
                   FUND               INDEX*

   6/30/97        10,000              10,000
  10/31/97         9,016               9,154
  10/31/98         9,889              10,037
  10/31/99        12,151              12,329
  10/31/00        11,654              11,972

*Source: Morgan Stanley Capital International